                                                                    EXHIBIT 99.1

           THE BANC CORPORATION ANNOUNCES EARNINGS OF $.17 PER SHARE
                          FOR THE FIRST QUARTER OF 2003

         BIRMINGHAM, ALABAMA; APRIL 24, 2003: The Banc Corporation (NASDAQ-NMS:
TBNC) today announced record earnings for the first quarter of 2003. Net income increased 37.9% to $3.0 million, or $.17 per share on both a basic and diluted basis from $2.2 million, or $.15 per share for the first quarter of 2002. Basic earnings per share for the first quarter of 2003 were calculated on 17.5 million weighted average shares outstanding compared to 14.6 million weighted average shares outstanding during the first quarter of 2002. Net interest income remained level at $11.4 million for the periods ended March 31, 2003 and 2002. Overall, non-interest income increased to $5.7 million for the first quarter of 2003 from $2.7 million during the first quarter of 2002. This increase is primarily due to increased deposit service charges, mortgage banking income and a pre-tax gain of $2.2 million, which resulted in an after-tax gain of $1.4 million, on the sale of the Roanoke branch in March. Exclusive of the gain on sale of the Roanoke branch, non-interest income increased $721,000, or 26.1% compared to the first quarter of 2002. Non-interest expenses increased $1.7 million during the first quarter primarily due to increases in salaries and benefits and other general operating expenses. The increased salaries are primarily the result of the addition of risk management personnel during the third and fourth quarters of 2002. Overall, the Corporation's efficiency ratio improved to 67.1% for the period ended March 31, 2003 from 69.0% for the period ended March 31, 2002.

         At March 31, 2003, The Banc Corporation had total assets of $1.45 billion compared with $1.41 billion at December 31, 2002, and $1.33 billion at March 31, 2002, an increase of 2.9% and 8.8%, respectively. The primary reason for the increase in total assets is due to increased customer deposits which have been invested in liquid assets such as federal funds sold and other interest-bearing cash accounts. Loans remained level at $1.14 billion at March 31, 2003 and December 31, 2002. However, mortgage loans held for sale increased to $15.5 million at March 31, 2003 from $1.0 million at December 31, 2002. Deposits increased 3.8% to $1.15 billion at March 31, 2003 from $1.11 billion at December 31, 2002. Stockholders' equity for The Banc Corporation increased to $79.5 million, or $4.51 per share at March 31, 2003 from $76.5 million, or $4.35 per share at December 31, 2002. Stockholder's equity at the

Corporation's subsidiary, The Bank, increased to $102.9 million from $96.7 million at December 31, 2002.

         "The Banc Corporation has had a solid start this year and we are confident about the remainder of the year," said James A. Taylor, Chairman and Chief Executive Officer of The Banc Corporation. "The Roanoke branch sale helped offset the impact of the reduction in earning assets arising at year-end from the recently disclosed events in our Bristol, Florida bank group. We will continue to strategically enhance earnings in the second and third quarters while we replace charged-off assets with higher quality loans and investments. As we move forward in 2003, risk management, increasing capital and net income growth will continue to be our central focus. We initiated implementation of new risk management systems during the latter half of 2002 and intend to continue to enhance them during 2003. We are also focused on our customers to ensure we are balancing sound internal controls with prudent business development. We are proud of our management team and all of our bankers for their hard work. They have faced the challenges placed before us, and they have met them head on as shown by our first quarter results."

         David Carter, Executive Vice President and Chief Financial Officer of The Banc Corporation and President and Chief Executive Officer of The Bank described his outlook for the remainder of 2003 as positive for The Banc Corporation and The Bank. "We continue to reposition our balance sheet based on the effects that were caused by the situation in Bristol. The allowance for loan losses as a percentage of total loans at March 31, 2003 was 2.53% compared to 2.44% at December 31, 2002. Non-performing loans were $28.6 million, or 2.52% of total loans as of March 31, 2003 compared to $19.4 million, or 1.7%, as of December 31, 2002. The allowance for loan losses to non-performing loans was 100.4% at March 31, 2003 compared to 143.1% at December 31, 2002. The increase in the non-performing loans category is primarily the result of $6.4 million of previously identified potential problem loans at December 31, 2002 migrating to non-performing status during the first quarter of 2003. Estimated losses on these loans were previously reserved for at December 31, 2002."

         "We continue to look for ways to be more productive and to work more cost effectively," said James A. Taylor, Jr., President and Chief Operating Officer of the Corporation. "We are moving forward with an operational consolidation that will make us a more efficient organization. We will vest the responsibility with, and focus the strict accountability within our organization on a smaller and more proficient group of individuals. We also remain committed to being proactive in identifying internal and external strategic opportunities that will strengthen the Corporation and The Bank, enhance shareholder value and provide the greatest possible return."

         The Banc Corporation is a $1.45 billion financial holding company headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is The Bank, an Alabama commercial banking organization headquartered in Birmingham, Alabama. The Bank currently has a total of thirty-four locations, twenty locations throughout the state of Alabama, and fourteen locations along Florida's emerald coast and panhandle. Seven of the Florida branches, covering the markets from Destin to Panama City, operate under the name of Emerald Coast Bank, a Division of The Bank.

         Statements in this document that are not historical facts are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the best judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC.

         The Banc Corporation disclaims any intent or obligation to update "forward looking statements."

         Management of The Banc Corporation will host its first quarter earnings conference call Monday, April 28 at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time). The toll free dial-in number for the call is 888-238-1551. The international dial-in number is 973-

582-2773. Please indicate that you wish to be connected to The Banc Corporation's conference call when calling in. A live webcast of the conference call is also available over the Internet by accessing http://www.calleci.com/conference/pub_cs.jsp. A replay of the call will be available until July 24, 2003 by dialing either 877-519-4471 or 973-341-3080 and entering pin #3887932.

         More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.thebankmybank.com or by calling 1-877-326-BANK (2265).

FOR MORE INFORMATION CONTACT:

Company Contact: Tom Jung, Sr. Vice President & Director Marketing and Investor Relations, Tel.# (205) 327-3547

Media Contact: Carolyn Miles, The Abernathy MacGregor Group, Tel.# (212)
371-5999

                              THE BANC CORPORATION
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                  (Dollars in thousands, except per share data)

                                                                                                     As of
                                                                              ---------------------------------------------------
                                                                                          Mar 31,
                                                                              ------------------------------         December 31,
                                                                                 2003                2002                2002
                                                                              ----------          ----------         ------------
SELECTED STATEMENT OF FINANCIAL CONDITION DATA:
Total assets                                                                  $1,446,048          $1,328,735          $1,405,814
Loans, net of unearned income                                                  1,135,720           1,115,494           1,138,537
Allowance for loan losses                                                         28,679              13,844              27,766
Investment securities                                                             67,311              55,237              73,125
Deposits                                                                       1,149,994           1,036,760           1,107,798
Advances from FHLB and notes payable                                             173,550             150,950             173,750
Long-term debt                                                                     2,083                  --                  --
Guaranteed preferred beneficial interest in the Corporation's
  subordinated debentures (trust preferred securities)                            31,000              31,000              31,000
Stockholders' Equity                                                              79,486              98,660              76,541


                                                                              As of and for the Three-Months
                                                                                       Ended Mar 31,          As of and for the Year
                                                                              ------------------------------     Ended December 31,
                                                                                 2003                2002              2002
                                                                              ----------          ----------  ----------------------
SELECTED STATEMENT OF OPERATIONS DATA:
Interest income                                                               $   20,934          $   21,781          $   88,469
Interest expense                                                                   9,557              10,389              40,431
                                                                              ----------          ----------          ----------
     Net interest income                                                          11,377              11,392              48,038
Provision for loan losses                                                          1,200               1,115              51,852
Noninterest income                                                                 5,725               2,758              15,123
Noninterest expense                                                               11,511               9,797              42,669
                                                                              ----------          ----------          ----------
    Income (loss) before income taxes                                              4,391               3,238             (31,360)
Income tax expense (benefit)                                                       1,377               1,052             (12,959)
                                                                              ----------          ----------          ----------
    Net income (loss)                                                         $    3,014          $    2,186          $  (18,401)
                                                                              ==========          ==========          ==========

PER SHARE DATA:
Net income (loss) - basic                                                     $     0.17          $     0.15          $    (1.09)
                  - diluted                                                         0.17                0.15               (1.09)
Weighted average shares outstanding - basic                                       17,450              14,583              16,829
Weighted average shares outstanding - diluted                                     17,618              14,613              16,829
Book value at period end                                                            4.51                5.57                4.35
Tangible book value per share                                                       3.78                4.81                3.59
Common shares outstanding at period end                                           17,611              17,706              17,605

PERFORMANCE RATIOS AND OTHER DATA:
Return on average assets(1)                                                         0.85%               0.69%              (1.36)%
Return on average stockholders' equity(1)                                          15.85               11.23              (19.89)
Net interest margin(1)(2)(3)                                                        3.61                3.99                3.94
Net interest spread(1)(3)(4)                                                        3.52                3.76                3.70
Noninterest income to average assets(1)                                             1.62                0.88                1.12
Noninterest expense to average assets(1)                                            3.26                3.11                3.15
Efficiency ratio(5)                                                               67.12               69.00               67.34
Average loan to average deposit ratio                                             100.08              106.38              105.35
Average interest-earning assets to average
   interest bearing liabilities                                                   103.30              106.45              107.05

ASSETS QUALITY RATIOS:
Allowance for loan losses to nonperforming loans                                  100.35%             126.07%             143.12%
Allowance for loan losses to loans, net of unearned
     income                                                                         2.53                1.24                2.44
Nonperforming loans to loans, net of unearned
     income                                                                         2.52                0.98                1.70
Nonaccrual loans to loans, net of unearned
     income                                                                         2.46                0.90                1.51
Net loan charge-offs to average loans(1)                                            0.07                0.33                3.35
Net loan charge-offs as a percentage of:
   Provision for loan losses                                                       16.25               78.48               72.69
   Allowance for loan losses(1)                                                     2.76               25.63              135.74

---------------
(1) - Annualized for three month periods ended March 31, 2003 and 2002.

(2) - Net interest income divided by average earning assets.

(3) - Calculated on a tax equivalent basis.

(4) - Yield on average interest earning assets less rate on average interest bearing liabilities.

(5) - Efficiency ratio is calculated by dividing noninterest expense by noninterest income plus net interest income on a fully tax equivalent basis.

                      THE BANC CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

                                                                                                      As of
                                                                                 -----------------------------------------------
                                                                                           MARCH 31,
                                                                                 -----------------------------      DECEMBER 31,
                                                                                    2003              2002              2002
                                                                                 -----------       -----------      ------------
                                                                                 (UNAUDITED)       (UNAUDITED)
ASSETS
Cash and due from banks                                                          $    34,605       $    37,018       $    45,365
Interest bearing deposits in other banks                                              32,003               495            10,025
Federal funds sold                                                                    36,000            21,500            11,000
Investment securities available for sale                                              67,311            55,237            71,129
Investment securities held to maturity                                                 1,996                --             1,996
Mortgage loans held for sale                                                          15,459             2,050               764
Loans, net of unearned income                                                      1,135,720         1,115,494         1,138,537
Less: Allowance for loan losses                                                      (28,679)          (13,844)          (27,766)
                                                                                 -----------       -----------       -----------
        Net loans                                                                  1,107,041         1,101,650         1,110,771
                                                                                 -----------       -----------       -----------
Premises and equipment, net                                                           60,901            52,237            61,849
Accrued interest receivable                                                            6,274             7,162             6,876
Stock in FHLB and Federal Reserve Bank                                                10,903             9,318            10,903
Other assets                                                                          73,555            42,068            75,135
                                                                                 -----------       -----------       -----------

        TOTAL ASSETS                                                             $ 1,446,048       $ 1,328,735       $ 1,405,813
                                                                                 ===========       ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Noninterest-bearing                                                           $   111,296       $   106,621       $   119,088
   Interest-bearing                                                                1,038,698           930,139           988,710
                                                                                 -----------       -----------       -----------
       TOTAL DEPOSITS                                                              1,149,994         1,036,760         1,107,798

Advances from FHLB                                                                   173,550           150,950           173,750
Other borrowed funds                                                                   1,117             1,433             1,172
Long term debt                                                                         2,083                --                --
Guaranteed preferred beneficial interests in the Corporation's
  subordinated debentures (trust preferred securities)                                31,000            31,000            31,000
Accrued expenses and other liabilities                                                 8,818             9,932            15,552
                                                                                 -----------       -----------       -----------
        TOTAL LIABILITIES                                                          1,366,562         1,230,075         1,329,272

Stockholders' Equity
  Preferred stock, par value $.001 per share; authorized 5,000,000 shares;
     shares issued -0-                                                                    --                --                --
   Common stock, par value $.001 per share; authorized 25,000,000 shares;
      shares issued 18,013,002, 17,845,420 and 18,009,002, respectively;
      outstanding 17,611,349, 17,706,342 and 17,605,124, respectively                     18                18                18
   Surplus                                                                            68,336            67,149            68,315
   Retained Earnings                                                                  14,585            32,515            11,571
   Accumulated other comprehensive income (loss)                                         386              (243)              550
   Treasury stock, at cost                                                              (808)             (779)             (808)
   Unearned ESOP stock                                                                (2,135)               --            (2,153)
   Unearned restricted stock                                                            (896)               --              (952)
                                                                                 -----------       -----------       -----------
        TOTAL STOCKHOLDERS' EQUITY                                                    79,486            98,660            76,541
                                                                                 -----------       -----------       -----------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 1,446,048       $ 1,328,735       $ 1,405,813
                                                                                 ===========       ===========       ===========

                      THE BANC CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,             YEAR ENDED
                                                                                 --------------------------    DECEMBER 31,
                                                                                    2003           2002            2002
                                                                                 -----------    -----------    ------------
                                                                                 (UNAUDITED)    (UNAUDITED)
INTEREST INCOME
Interest and fees on loans                                                         $19,844        $20,835        $ 84,337
Interest on investment securities
  Taxable                                                                              718            648           2,857
  Exempt from Federal income tax                                                        92             94             392
Interest on federal funds sold                                                         103             87             350
Interest and dividends on other investments                                            177            117             533
                                                                                   -------        -------        --------

   Total interest income                                                            20,934         21,781          88,469

INTEREST EXPENSE
Interest on deposits                                                                 6,754          7,622          29,276
Interest on other borrowed funds                                                     2,186          2,120           8,626
Interest on guaranteed preferred beneficial interest in our
  subordinated debentures (trust preferred securities)                                 617            647           2,529
                                                                                   -------        -------        --------

  Total interest expense                                                             9,557         10,389          40,431
                                                                                   -------        -------        --------

        NET INTEREST INCOME                                                         11,377         11,392          48,038

Provision for loan losses                                                            1,200          1,115          51,852
                                                                                   -------        -------        --------

     NET INTEREST INCOME (LOSS) AFTER PROVISION FOR LOAN LOSSES                     10,177         10,277          (3,814)

NONINTEREST INCOME
Service charges and fees on deposits                                                 1,623          1,196           5,848
Mortgage banking income                                                                875            714           3,253
Gain on sale of securities                                                              26              0             627
Gain on sale of branch                                                               2,246              0               0
Other income                                                                           955            848           5,395
                                                                                   -------        -------        --------

    TOTAL NONINTEREST INCOME                                                         5,725          2,758          15,123

NONINTEREST EXPENSES
Salaries and employee benefits                                                       6,318          5,552          23,495
Occupancy, furniture and equipment expense                                           2,089          1,804           7,260
Other                                                                                3,104          2,441          11,914
                                                                                   -------        -------        --------

    TOTAL NONINTEREST EXPENSES                                                      11,511          9,797          42,669
                                                                                   -------        -------        --------

        Income (loss) before income taxes                                            4,391          3,238         (31,360)

INCOME TAX EXPENSE (BENEFIT)                                                         1,377          1,052         (12,959)
                                                                                   -------        -------        --------

        NET INCOME (LOSS)                                                          $ 3,014        $ 2,186        $(18,401)
                                                                                   =======        =======        ========

BASIC NET INCOME (LOSS) PER SHARE                                                  $  0.17        $  0.15        $  (1.09)
                                                                                   =======        =======        ========

DILUTED NET INCOME (LOSS) PER SHARE                                                $  0.17        $  0.15        $  (1.09)
                                                                                   =======        =======        ========

AVERAGE COMMON SHARES OUTSTANDING                                                   17,450         14,583          16,829
AVERAGE COMMON SHARES OUTSTANDING, ASSUMING DILUTION                                17,618         14,613          16,829